EXHIBIT 99.1

THE AMERICAN ENERGY GROUP, LTD. WINS ARBITRATION AND OBTAINS

SIGNIFICANT AWARD FROM ICC TRIBUNAL

Westport, Connecticut. April 21, 2015

The American Energy Group, Ltd. (AEGG) announced today that the three-person arbitration tribunal (Arbitration Tribunal) of the International Chamber of Commerce (ICC) International Court of Arbitration has rendered its Partial Final Award signed April 15, 2015 (Award) in the pending arbitration proceedings commenced by AEGG in April, 2012 against Hycarbex-American Energy, Inc. (Hycarbex), Hycarbex Asia Pte. Ltd. (Hycarbex Asia) and Hydro Tur, Ltd. (Hydro Tur). The Award declares that the November 9, 2003 Stock Purchase Agreement between AEGG, Hycarbex and Hydro-Tur, which was amended on February 16, 2004, and December 15, 2009, is void ab initio and of no legal effect on account of the fraud and misrepresentations of Hycarbex, Hydro-Tur and Hycarbex-Asia and that AEGG is thus the 100% owner of the common stock of Hycarbex relating back to the original Stock Purchase Agreement date of November 9, 2003. In connection with its findings, the Arbitration Tribunal ordered that the register of shareholders for Hycarbex be corrected to reflect AEGG as the owner of 100% of the common stock, that Hycarbex and Hycarbex-Asia take any and all steps necessary to effect the rectification of the register of shareholders of Hycarbex to reflect AEGG as the owner of 100% of the common stock, and that Hycarbex and Hycarbex-Asia bear all costs of the arbitration proceedings, including AEGG’s legal costs, which costs and fees are to be fixed by the Arbitration Tribunal in a subsequent award after submission of the total costs and fees by AEGG. The Arbitration Tribunal dismissed Hydro-Tur’s application for costs.

Hycarbex owns working interests in five exploration blocks within the Republic of Pakistan, being Block No. 2768-7 (Yasin), 673 square miles; Block No. 2667-8 (Zamzama North), 474 square miles; Block No. 3068-2 (Sanjawi), 871 square miles; Block No. 2466-8 (Karachi), 851 square miles; and Block No. 3371-13 (Peshawar), 960 square miles. Hycarbex is the registered owner of a 75% working interest in the Yasin Exploration Block, 95% working interest in the Karachi and Peshawar Exploration Blocks, 20% working interest in Zamzama North Exploration Block and Sanjawi Exploration Block, of which 10% is carried as to exploration costs with back-in rights to acquire an additional 10% working interest upon commercial discovery.

Commenting upon the Award of the Arbitration Tribunal, Pierce Onthank, President and CEO of The American Energy Group, Ltd. stated: “We are elated with the ICC Arbitration Tribunal’s Award. The Award is a significant milestone for the Company and we strongly believe that it will open the door for many opportunities in the years to come beginning a new chapter in the Company’s efforts to bring value to its shareholders.”

This news release contains forward-looking statements, including reference to future events. Forward-looking statements which include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, including potential production rates and potential reserves, which estimates are unproven and not based upon actual production data or historical facts. Forward-looking statements are subject to uncertainties and risks including, but not limited to, economic conditions, drilling risks and actual operating conditions and results, deviation in costs of critical equipment and services, deviation in production decline rates, the impact of competition and commodity pricing, and domestic and foreign governmental regulation and approvals. All forward-looking statements in this disclosure, whether made by, or on behalf of the Company or by or on behalf of the project operator, are expressly qualified by the above cautionary statements and any other cautionary statements which accompany the forward-looking statements. In addition, the Company disclaims any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

For further information contact Pierce Onthank, President and CEO at (203) 222-7315 or mail@aegg.net.